Exhibit 24

POWER OF ATTORNEY AND SIGNATURES

Know all persons by the presents, that each person whose signature appears below constitutes and appoints James R. Martin or Eric L. Tichenor or either of them, as attorney-in-fact, with each having the power of substitution, for him or her in any and all capacities, to sign any amendment to this Form 10-KSB and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission hereby ratifying and confirming all that each of said attorneys-in-fact or his substitute or substitutes may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities and Exchange Act of 1934, this Form 10-KSB has been signed below by the following person on behalf of the registrant in the capacities and on the dates indicated.

/s/ James E. Valentine James E. Valentine, Chairman	Date: March 27, 2006

/s/ James R. Martin James R. Martin, President & CEO	Date: March 27, 2006

/s/ Eric L. Tichenor Eric L. Tichenor, Vice President and Cashier	Date: March 27, 2006

/s/ Barbara L. Alexander Barbara L. Alexander, Director	Date: March 27, 2006

/s/ Robert L. Bell Robert L. Bell, Director	Date: March 27, 2006

/s/ Stephen R. Brooks Stephen R. Brooks, Director	Date: March 27, 2006

/s/ Harvey M. Havlichek Harvey M. Havlichek, Director	Date: March 9, 2006

/s/ James R. Martin James R. Martin, Director	Date: March 27, 2006

/s/ Saad Mossallati Saad Mossallati, Director	Date: March 27, 2006

/s/ Leonard W. Nossokoff Leonard W. Nossokoff, Director	Date: March 27, 2006

/s/ J. Christopher Pallotta J. Christopher Pallotta, Director	Date: March 27, 2006

/s/ Nitesh S. Patel Nitesh S. Patel, Director	Date: March 27, 2006

/s/ Louis W. Spatafore Louis W. Spatafore, Director	Date: March 27, 2006

/s/ Richard L. Toothman Richard L. Toothman, Director	Date: March 27, 2006

/s/ Michael F. Trent Michael F. Trent, Director	Date: March 27, 2006

/s/ Samuel J. Warash Samuel J. Warash, Director	Date: March 27, 2006